1 Fourth Quarter Earnings Conference Call January 27, 2016

Forward-Looking Statements 2 Certain statements in this presentation are forward-looking statements within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, forward-looking statements may be identified by the use of words like “believe,” “expect,” “anticipate,” “estimate,” “plan,” “consider,” “project,” and similar references to the future. Forward-looking statements are made as of the date they were first issued and reflect the good-faith evaluation of Norfolk Southern Corporation’s (NYSE: NSC) (“Norfolk Southern” or the “Company”) management of information currently available. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2014, as well as the Company’s other public filings with the SEC, may cause our actual results, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise, unless otherwise required by applicable securities law.

3 Norfolk Southern Strategic Plan January 27, 2016 Jim Squires Chairman, President, and Chief Executive Officer

Foundation for Success 4  Superior service levels restored  G&A reorganization consolidated headquarters  Triple Crown restructuring  Delaware & Hudson Railway Company line acquisition  Reduced 2015 capital spending  Division consolidation and line rationalizations

Norfolk Southern’s Strategic Plan 5  Revenue Plan − Optimize pricing − Contribution growth from service-sensitive markets − Conservative pricing and volume forecasts  Cost Reduction Plan − Commitment to drive operating ratio below 65 by 2020 − Specific initiatives underway to achieve more than $650MM of annual productivity savings by 2020

6 Norfolk Southern’s Revenue Plan

Overview of Norfolk Southern Revenue Plan 7  Revenue growth from both pricing and volume increases − Disciplined pricing increases and strong revenue growth from service-sensitive markets to deliver increasing earnings and returns on capital  Detailed, bottom-up plan for revenue growth over the next five years − Extensive review of customer expectations, plant-level forecasts and market expectations − Independent indices used to build long-term forecasts and validate near-term analysis − Five-year revenue plan is conservative compared to public data and past trends − Dynamic forecasting to adjust to market conditions and continually drive value

Volume and Pricing Guidance 8 1. Excluding restructured Triple Crown (TCS).  RPU growth from 2015 – 2020 of ~2.5%, around 0.5% above projected CPI − Decline in fuel surcharge headwinds, recent price initiatives and reduced negative mix drive RPU increases in excess of CPI  Volume growth from 2015 – 2020 of ~2.5% (1) in line with GDP growth expectations − Volumes historically have tracked GDP − Intermodal to drive volume growth despite headwinds in coal Volume Expectations (%) 2.3 2.0 ~2.5 2.6 0 1 2 3 NSC Volume (1) CAGR GDP CAGR 2010 – 2015 2015 – 2020 2010 – 2015 2015 – 2020 Revenue Per Unit (RPU) Expectations (%) NSC RPU CAGR CPI CAGR 2010 – 2015 2015 – 2020 2010 – 2015 2015 – 2020 (0.0) 1.8 ~2.5 2.1 0 1 2 3 4 GDP and CPI per IHS

Volume Growth Details

	2010 – 2015 Performance		2015 – 2020 Outlook
Coal	▪ (7.1%) CAGR ▪ Volume impacted by earlier MATS impact, with all retiring plants cleared by 2016 ▪ Steep drop in natural gas price since 2014	↓	▪ Expected CAGR: ~(1%) ▪ Coal volume declines in 2016 giving way to stabilization in 2017 ▪ Coal forecast more conservative than estimates from DOE and other experts ▪ New gas capacity in Southeast does not impact NS-served power plants
Merchandise	▪ 2.2% CAGR ▪ Energy-related gains, strong automotive and chemicals growth, declining steel business	↑	▪ Expected CAGR: ~2% ▪ Growth in line with market trends ▪ Changing markets with automotive and chemicals growth
Intermodal	▪ 6.5% CAGR [(1)] ▪ Strong historical growth from both domestic and international intermodal	↑	▪ Expected CAGR: ~5%, ex TCS ▪ Tighter truck capacity and improved service levels in domestic ▪ International alignment with shipping partners adding capacity ▪ Business shifts from West Coast to East Coast ports

1. Excluding restructured Triple Crown (TCS). Please see non-GAAP reconciliation posted on our website.

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NORFOLK SOUTHERN
One line, infinite possibilities.

10 Norfolk Southern’s Expense Reduction and Cost Control Plan

Overview of Expense Reduction and Cost Control Initiatives 11  Focus on maintaining industry-leading service levels and driving substantial operating ratio improvements  Clear path to achieve an operating ratio below 65 by 2020 − Robust review of various expense initiatives to maximize efficiency − Initiatives include managing headcount, increasing locomotive productivity, improving fuel efficiency and focusing on our network footprint  Service recovery currently allows Norfolk Southern to capitalize on cost initiatives Key Operating Ratio Targets 71.7 (1) < 70 < 65 2015 2016E 2020E Commitment to achieve operating ratio below 65 by 2020, and will not stop there 1. Adjusted for Triple Crown restructuring and Roanoke relocation. Please see non-GAAP reconciliation posted on our website.

12  Over the past year, the railroad industry has experienced significant headwinds related to a number of external factors, particularly challenging commodity markets  Focused on both reducing costs as well as providing additional flexibility to rapidly address both market headwinds and opportunities  Dynamic plan that identifies opportunities for additional operating expense reduction: − Labor: reduced overtime and headcount reductions − Locomotive: reduced fleet size and better fuel efficiency − Network Operating Plan: additional yard closures and rationalization of less active secondary lines  Even considering challenging future market conditions, we are confident that we will be able to achieve a < 65% operating ratio Norfolk Southern’s Model Provides Significant Flexibility to Address Future Market Conditions

Faster Railroad = Lower Cost and Better Service 13 Service product of consistency, reliability and availability Less overtime Lower fuel costs Lower asset costs Lower car-hire costs Fewer recrews Lower cost and more profitable railroad + + + + + + = Train Speed C ost In d e x Lower Faster New Plan Previous Plan Cost initiatives = lower curve Speed = Productivity initiatives

Path to Achieve Operating Ratio Below 65

Cost Reduction and Expense Control Detail

Compensation & Benefits – ~$420MM

- Overtime reductions with improving service levels
- Build on 2015 initiatives to right-size workforce
- Reduced employee levels in coal traffic areas
- Realignment from three to two operating regions
- Continued progress on yard closures
- Smaller secondary main line network

Purchased Services & Rents – ~$70MM

- Reduced equipment rental and lease costs
- Reduced payments for use of third-party switching terminals
- Reduced trackage and haulage rights payments

Annual Savings by 2020: $650MM



Compensation & Benefits
~65%
Purchased Services & Rents
~11%
Materials
~12%
Fuel
~12%

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NORFOLK SOUTHERN
One line, infinite possibilities.

Path to Achieve Operating Ratio Below 65 (cont'd)

Cost Reduction and Expense Control Detail

Materials – ~$80MM

- Increased efficiencies to allow reduced fleet size
- Continued rationalization of yard and local locomotive fleet
- New locomotives to replace older, higher cost and less reliable units
- 6-axle re-build strategy conserves capital and enhances efficiency

Fuel – ~$80MM

- Reduced fleet size, removal of older, less efficient units and higher system velocity
- Implementation of industry-leading energy management technology

Annual Savings by 2020: $650MM


Compensation & Benefits
~65%
Purchased Services & Rents
~11%
Materials
~12%
Fuel
~12%

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NORFOLK SOUTHERN
One line, infinite possibilities.

Driving Increasing Shareholder Value 16 Increase asset utilization Optimize revenue – both pricing and volume Double-digit compound annual EPS growth Improve productivity to deliver efficient and superior service Reward shareholders with significant return of capital Operating Ratio < 70 Focus capital investment to support long-term value creation ~$2.1bn of CapEx Key Focus Areas Key Financial Targets Operating Ratio < 65 Dividend payout target of ~33% over the longer term and continuation of dividend growth and significant share repurchases CapEx ~17% of revenue 2016E 2020E Disciplined pricing increases above rail inflation Maximize Long-Term Shareholder Value

Important Additional Information and Where to Find It Norfolk Southern Corporation (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2016 Annual Meeting (the “2016 Proxy Statement”). Additional information regarding the identity of these potential participants, none of whom owns in excess of 1 percent of the Company’s shares of Common Stock, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2016 Proxy Statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. This information can also be found in the Company’s definitive proxy statement for its 2015 Annual Meeting of Stockholders (the “2015 Proxy Statement”), filed with the SEC on March 25, 2015, or the Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 11, 2015 (the “Form 10-K”). To the extent holdings of the Company’s securities by such potential participants have changed since the amounts printed in the 2015 Proxy Statement, such changes have been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2015 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the 2016 Proxy Statement (when filed), 2015 Proxy Statement, Form 10-K and any other documents (including the WHITE proxy card) filed or to be filed by the Company with the SEC in connection with the 2016 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.nscorp.com) or by writing to Denise Hutson, Corporate Secretary, Norfolk Southern Corporation, Three Commercial Place, Norfolk, Virginia 23510.